UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2018

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	Other Events.

On July 2, 2018, Agree Realty Corporation (the "Company") announced its weighted-average number of common shares outstanding for the three and six months ended June 30, 2018.

The following table illustrates the Company’s weighted-average number of common shares outstanding for the periods:

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Weighted average number of common shares outstanding	31,033,259	31,023,457
Less: Unvested restricted stock	(212,074)	(212,074)
Weighted average number of common shares outstanding used in basic earnings per share	30,821,185	30,811,383

Weighted average number of common shares outstanding used in basic earnings per share	30,821,185	30,811,383
Effect of dilutive securities: restricted stock	59,252	47,620
Effect of dilutive securities: forward equity offering	341,784	177,692
Weighted average number of common shares outstanding used in diluted earnings per share	31,222,221	31,036,694

Operating Partnership Units ("OP Units")	347,619	347,619
Weighted average number of common shares and OP Units outstanding used in diluted earnings per share	31,569,840	31,384,313

The diluted number of common shares reported for the three and six months ended June 30, 2018 was impacted by the forward sale agreement the Company entered in March 2018 to sell an aggregate of 3,450,000 shares of common stock.

To account for the potential dilution resulting from the forward sale agreement on earnings per share calculations, the Company used the treasury method to determine the dilution resulting from the forward sale agreement during the period of time prior to settlement. As of June 30, 2018, no shares had been settled under the forward sale agreement. The impact on our weighted-average diluted shares for the three and six months ended June 30, 2018 was 341,784 and 177,692 weighted-average incremental shares, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: July 2, 2018	By:	/s/ Clayton R. Thelen
Clayton R. Thelen
Chief Financial Officer and Secretary